As filed with the Securities and Exchange Commission on December 23, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Iteris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-2588496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1700 Carnegie Avenue, Suite 100
Santa Ana, CA 92705

(949) 270-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas L. Groves

Chief Financial Officer

Iteris, Inc.

1700 Carnegie Avenue, Suite 100
Santa Ana, CA 92705

(949) 270-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Allen Z. Sussman, Esq.
Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, CA 90067
(310) 282-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer  ☐   Accelerated filer  ☒    Non-accelerated filer  ☐   Smaller reporting company  ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Aggregate Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, par value $0.10 per share	1,196,363	$5.01	$5,993,779	$777.99

(1)

We are registering for resale by the Selling Stockholders named herein (i) an aggregate of 868,774 shares of common stock that were issued to the Selling Stockholders on July 2, 2019 upon the acquisition of Albeck Gerken, Inc. (“AGI”) by the registrant pursuant to the terms of a Stock Purchase Agreement, dated June 10, 2019, by and among the registrant, AGI and the stockholders of AGI, and (ii) an aggregate of 327,589 shares of common stock that are issuable to the Selling Stockholders as payment of certain retention bonuses pursuant to Retention Bonus Agreements, each dated June 20, 2019, by and between the registrant and each of the Selling Stockholders party thereto.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares of common stock offered hereby also include such presently indeterminate number of shares of our common stock as shall be issued by the registrant to the Selling Stockholders as a result of stock splits, stock dividends or similar transactions

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of our shares of common stock reported on the Nasdaq Capital Market on December 20, 2019.

(4)	Paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 23, 2019

1,196,363 Shares of Common Stock

This prospectus relates to the resale of up to 1,196,363 shares of common stock, par value $0.10 per share, of Iteris, Inc., a Delaware corporation (the “Company”), that may be sold from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”).

The shares of common stock offered under this prospectus consist of (i) an aggregate of 753,831 shares of common stock issued to the Selling Stockholders on July 2, 2019 as consideration for the Company’s purchase of all of the outstanding shares of Albeck Gerken, Inc. (“AGI”) pursuant to a Stock Purchase Agreement, dated June 10, 2019, by and among the Company, AGI and the stockholders of AGI (the “Purchase Agreement”), (ii) an aggregate of 114,943 shares of common stock issued to the Selling Stockholders on July 2, 2019 pursuant to the terms of the Purchase Agreement and held in escrow to secure the performance of certain post-closing obligations of the Selling Stockholders, and (iii) up to 327,589 shares of common stock issuable to the Selling Stockholders as payment of retention bonuses pursuant to certain Retention Bonus Agreements, each dated June 20, 2019, by and between the Company and each of the Selling Stockholder party thereto.

We will not receive any proceeds from the sale of any of the shares of common stock by the Selling Stockholders.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ITI.” On December 20, 2019, the closing price of our common stock on the Nasdaq Capital Market was $5.00.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 and the information referred to therein for a discussion of risks applicable to us and an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, the Selling Stockholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the shares of common stock being offered by the Selling Stockholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus together with the additional information about us described in the sections below entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”. You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not, and the Selling Stockholders have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For purposes of this prospectus, references to the terms “Iteris,” the “Company,” “we,” “us” and “our” refer to Iteris, Inc. collectively with its subsidiaries, ClearAg, Inc. and Albeck Gerken, Inc., unless the context otherwise requires.

i

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain a website at www.Iteris.com through which you can access our filings with the SEC. The information contained in, or accessible through, our website is not a part of this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus.  This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the “Risk Factors” section in this prospectus and the information incorporated by reference herein that is referred to in such section, as well as the financial statements and the other information incorporated by reference herein before making an investment decision.

Overview

Iteris is a provider of essential applied informatics that enable smart transportation and digital agriculture. Municipalities, government agencies, crop science companies, agriculture service providers and other agribusinesses use our solutions to make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive.

As a pioneer in intelligent transportation systems (“ITS”) technology for more than two decades, our intellectual property, products, software-as-a-service (“SaaS”) offerings and weather forecasting systems offer a comprehensive range of ITS solutions to our customers throughout the U.S. and internationally.

In the digital agriculture market, we have combined our intellectual property with enhanced atmospheric, land surface and agronomic modeling techniques to offer smart content and analytic solutions that provide analytical support to large enterprises in the agriculture industry, such as seed and crop protection companies, integrated food companies, and agricultural equipment manufacturers and service providers.

We believe our products, solutions and services improve and safely optimize mobility within our communities, while minimizing environmental impact on roads and lands. We continue to make significant investments to leverage our existing technologies and further expand both our advanced detection sensors and performance analytics systems in the transportation infrastructure market, while supporting the agriculture market with our smart content and digital agriculture platform, and always exploring strategic alternatives intended to optimize the value of all of our businesses.

Our Products and Services

We currently operate in three reporting segments: Roadway Sensors, Transportation Systems, and Agriculture and Weather Analytics.

Roadway Sensors

Our Roadway Sensors segment provides various advanced detection sensors and systems for traffic intersection management, communication systems and roadway traffic data collection applications. Our Roadway Sensors products include, among others, Vantage®, VantageLive!™, Vantage Next®, VantagePegasus®, VantageRadius®, Vantage Vector®, Velocity®, SmartCycle®, SmartCycle Bike Indicator™, SmartSpan®, VersiCam™, PedTrax® and Edge® products.

•                  Our Vantage detection systems detect vehicle presence at intersections, as well as vehicle count, speed and other traffic data used in traffic management systems. Our Vantage systems give traffic managers the tools to mitigate roadway congestion by visualizing and analyzing traffic patterns allowing them to modify traffic signal timing to improve traffic flow.

•                  Our Vantage Vector video/radar hybrid product is an all-in-one detection sensor with a wide range of capabilities, including stop bar and advanced zone detection, which enable advanced safety and adaptive control applications.

•                  VantageLive! is a cloud-based platform that allows users to collect, process and analyze advanced intersection data, as well as to view and understand intersection activity.

•                  Our Vantage systems are available with SmartCycle capability, which can effectively differentiate between bicycles and other vehicles with a single video detection camera, enabling more efficient signalized intersections, improved traffic throughput and increased bicyclist safety. Our Vantage systems are also available with the PedTrax capability, which provides bi-directional counting and speed tracking of pedestrians within the crosswalk to help improve signal timing efficiency, as well as providing an additional data stream to existing vehicle and bicycle counts.

•                  VersiCam, our integrated camera and processor video detection system, is a cost-efficient video detection system for smaller intersections that require only a few detection points

Transportation Systems

Our Transportation Systems segment includes traffic engineering and consulting services focused on the planning, design, development and implementation of software and hardware-based ITS systems that integrate sensors, video surveillance, computers and advanced communications equipment to enable public agencies to monitor, control and direct traffic flow, assist in the quick dispatch of emergency crews, and distribute real-time information about traffic conditions. Our services include planning, design, implementation, operation and management of surface transportation infrastructure systems. We perform analysis and study goods movement, commercial vehicle operations, provide travel demand forecasting and systems engineering, and identify mitigation measures to reduce traffic congestion.

The Transportations Systems segment also includes our performance measurement and management solutions, Iteris Signal Performance Measures (Iteris SPM™) and iPeMS®—a state-of-the-art information management software suite that provides prescriptive data insights to help determine current and future traffic patterns, permitting the effective performance analysis and management of traffic infrastructure resources. iPeMS utilizes a wide range of data resources and analytical techniques to determine current and future traffic patterns, permitting the effective performance analysis and management of traffic infrastructure resources. This information can then be analyzed by traffic professionals to measure how a transportation network is performing and to identify potential areas of improvement. iPeMS is also capable of providing users with predictive traffic analytics, and easy-to-use visualization and animation features based on historical traffic conditions. We recently launched our comprehensive signal performance measures solution offering, Iteris SPM, a cloud-based application that provides proactive operations and signal maintenance with business process outsourcing and managed services.

This segment also includes our advanced traveler information system solutions, as well as our commercial vehicle operations and vehicle safety compliance platforms, known as “CVIEW-Plus™,” “CheckPoint™,” “UCRLink™” and “inspect™.” These platforms support state-based commercial vehicle operations by storing and distributing intrastate and interstate commercial vehicle information for local, state and federal agencies’ roadside and enforcement operations

Agriculture and Weather Analytics

Our Agriculture and Weather Analytics segment includes ClearPath Weather®, our road maintenance applications, and ClearAg®, our digital agriculture platform. ClearPath Weather is a web-based solution, which includes a suite of tools that apply data assimilation and modeling technologies to assess weather conditions for customizable route/site weather and pavement forecasting, and render winter road maintenance recommendations for state agencies, municipalities and commercial companies to improve roadway maintenance decisions.

Our ClearAg solutions combine weather and agronomic data with proprietary land-surface modeling and analytics to solve complex agricultural problems and to increase the efficiency and sustainability of farmlands. The ClearAg Platform delivers validation tools for ag inputs, irrigation, field readiness, and harvest solutions giving growers, researchers and other agribusinesses access to a comprehensive database of historical, real-time and forecasted weather, soil and plant health information, as well as other information on crop growth. Companies use the ClearAg Platform to simulate field conditions and determine how new products may perform on a crop given certain weather and soil conditions. Growers and agribusinesses leverage the ClearAg Platform to determine the best times to plant, spray, fertilize, irrigate, and harvest crops.

Acquisition of Albeck Gerken, Inc

On July 2, 2019, we completed the acquisition of all of the outstanding shares of Albeck Gerken, Inc. (“AGI”), a professional transportation engineering firm with offices in Tampa, FL, Orlando, FL, Virginia Beach, VA and Chester Pike, PA,  for a total purchase price of $10,720,000, pursuant to a Stock Purchase Agreement dated June 10, 2019 entered into by and among our company, AGI and all of the stockholders of AGI (the “Selling Stockholders”). AGI specializes in transportation systems management, operations and analysis.

The purchase price of $10,720,000 was delivered to the Selling Stockholders through the payment of an aggregate of $6,185,000 in cash (adjusted for working capital at closing) and the issuance of 868,774 shares of our common stock (the “Stock Consideration”), a portion of which was deposited in escrow for 18 months to secure performance of the indemnification and other post-closing obligations of the Selling Stockholders under the Stock Purchase Agreement.  In addition, we agreed to grant an aggregate of $2,085,015 in retention bonuses to the Selling Stockholders, payable in the form of $375,000 in cash and $1,710,015 as 327,589 shares of restricted common stock at $5.22 per share (the “Retention Shares”), and an aggregate of $120,000 in retention bonuses to other employees payable in cash, each vesting over three years following the closing.

AGI assists municipalities in maximizing the effectiveness of their existing transportation networks through a collection of traffic management services to cost effectively optimize the performance of roadway systems and address increased traffic demands, traffic congestion and delays. With a foundation of arterial timing plan development, AGI has also expanded its services into active arterial monitoring and management, with multiple public sector clients.

AGI’s traffic operations engineering solutions provide civil engineering services for the safe and efficient mobility of surface transportation systems. AGI’s traffic operations engineers leverage skills in communications, human factors, electronics and transportation engineering to address complex traffic congestion challenges through traffic flow theory, traffic data collection, traffic signal timing optimization software, traffic signal control equipment and field devices.

Corporate Information

Iteris was incorporated in Delaware in 1987 and has operated in its current form since 2004. Our principal executive offices are located at 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705, and our telephone number at that location is (949) 270-9400. Our Internet website address is www.iteris.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus any information on, or accessible through, our website.

THE OFFERING

This prospectus relates to the resale of up to 1,196,363 shares of common stock, par value $0.10 per share, of the Company, that may be sold from time to time by the Selling Stockholders named in this prospectus.

Shares of Common Stock outstanding immediately prior to the offering	Approximately 40,580,990 shares
Shares of Common Stock offered by the Selling Stockholders	Up to 1,196,363 shares
Use of Proceeds	We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. See “Reasons for the Offer and Use of Proceeds” on page 5 of this prospectus.
Transfer Agent and Registrar	Computershare Trust Company Inc.
Risk Factors

Investment in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and under similar sections in the documents we incorporate by reference into this prospectus for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Capital Market Symbol	“ITI”

(1)           The number of shares of common stock to be outstanding after this offering is based on 40,580,990 shares of common stock outstanding as of December 20, 2019, and excludes as of such date 5,995,900 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $3.94 per share, 409,736 shares of restricted stock units issuable upon vesting, and an aggregate of 1,911,755 additional shares of common stock reserved for issuance under our 2016 Omnibus Equity Incentive Plan.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, “Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, and any updates thereto in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We are required under the terms of the Purchase Agreement entered into with AGI and the Selling Stockholders to file a registration statement on Form S-3, of which this prospectus is a part, to cover the resale of the 868,774 shares of common stock issued to the Selling Stockholders as Stock Consideration and up to 327,589 shares of common stock issuable to the Selling Stockholders as Retention Shares in connection with consummation of our acquisition of AGI.

The shares of common stock being offered by this prospectus are solely for the account of the Selling Stockholders. We will not receive any of the proceeds from the sale of these shares by the Selling Stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus or incorporated by reference into this prospectus contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. From time to time, we also provide forward-looking statements in other materials we release to the public, as well as oral forward-looking statements. Forward-looking statements include statements regarding our “expectations,” “hopes,” “beliefs,” “intentions,” or “strategies” regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as, but not limited to, “anticipate,” “believe,” “expect,” “intend,” “estimate,” “predict,” “project,” “may,” “might,” “should,” “would,” “will,” “likely,” “will likely result,” “continue,” “could,” “future,” “plan,” “possible,” “potential,” “target,” “forecast,” “goal,” “observe,” “seek,” “strategy” and other words and terms of similar meaning, but the absence of these words does not mean that a statement is not forward looking. The forward-looking statements in this prospectus reflect our current views with respect to future events and financial performance.

Forward-looking statements are not historical factors and should not be read as a guarantee or assurance of future performance or results, and will not necessarily be accurate indications of the times at, or by, or if which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith beliefs, expectations and assumptions as of that time with respect to future events. Because forward-looking statements relate to the future, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include:

•                  our dependence on government contracts and subcontracts, which expose us to state and local budgetary issues and fixed price contracts;

•                  our ability to successfully expand our Agriculture and Weather Analytics capabilities to address the digital agricultural market;

•                  our ability to achieve and sustain profitability in the future;

•                  our ability to maintain adequate utilization of our Transportation Systems workforce;

•                  our ability to successfully manage the integration of AGI and other acquisitions;

•                  our ability to raise additional capital in the future;

•                  our participation in the software development market and ability to handle various technical and commercial challenges;

•                  our ability to keep pace with rapid technological changes and evolving industry standards;

•                  our ability to develop and introduce new products and product enhancements in a cost-effective and timely manner, and achieve market acceptance of our new products;

•                  the ability of our security measures to protect our customer’s personal and/or proprietary data;

•                  our ability to operate in highly competitive markets against more established companies;

•                  our ability to adequately protect and enforce our intellectual property rights;

•                  our ability to successfully secure new contracts and renew existing contracts;

•                  traffic related litigation that may be commenced against us;

•                  our ability to attract and retain key personnel, including senior management;

•                  our ability to protect our management information systems and databases against system security failures, cyber threats or the potential failure of, or lack of access to, our Enterprise Resource Planning system;

•                  our ability to manage variability in revenues;

•                  our reliance on estimates in in measuring progress to completion of performance obligations for our Transportation Systems revenues;

•                  declines in the value of securities held in our investment portfolio;

•                  compliance of our internal controls with the requirements of the Sarbanes-Oxley Act;

•                  variability in our quarterly operating results;

•                  threats to our international business operations that are outside of our control;

•                  the volatility of the trading price of our common stock; and

•                  provisions of our charter documents that may discourage a third party from acquiring us.

There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, or assumptions, many of which are beyond our control, that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus will in fact transpire or prove to be accurate. Readers are cautioned to consider the specific risk factors described herein and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof.

We undertake no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All subsequent written or oral forward-looking statements attributable to our company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our other filings with the SEC. Also note that we provide a cautionary discussion of risks and uncertainties relevant to our business under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and under “Item 1A Risk Factors” in our most recent Quarterly Report on Form 10-Q.. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand it is not possible to predict or identify all such factors.

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 1,196,363 shares of our common stock (the “Shares”) by the Selling Stockholders. We are registering these Shares to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive Shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.  The following table sets forth:

•                  the name and address of each Selling Stockholder;

•                  the number of shares of common stock that the Selling Stockholder beneficially owned prior to the offering for resale of the Shares under this prospectus,

•                  the maximum number of Shares that may be offered for resale for the account of the Selling Stockholders under this prospectus, and

•                  the number and percentage of shares of common stock to be beneficially owned by the Selling Stockholders after the offering of the Shares (assuming all of the offered Shares are sold by the Selling Stockholders).

On July 2, 2019, pursuant to the Purchase Agreement, we issued an aggregate of 868,774 shares of our common stock to the Selling Stockholders as payment of the Stock Consideration in connection with our acquisition of AGI and we agreed to issue up to 327,589 shares of restricted common stock to the Selling Stockholders as partial payment of  retention bonuses pursuant to certain Retention Bonus Agreements, each dated June 20, 2019, by and between the Company and the Selling Stockholder party thereto.

Other than Jeffrey Gerken, who is an officer of AGI, and the transactions undertaken in connection with our acquisition of AGI, none of the Selling Stockholders has been an officer or director of us or any of our predecessors or affiliates within the last three years, nor has any Selling Stockholder had a material relationship with us within the last three years.  None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer, who should be identified as an underwriter.

Each Selling Stockholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Stockholders will sell all of the Shares offered for sale. A Selling Stockholder is under no obligation, however, to sell any Shares pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into our common stock, or convertible or exercisable within 60 days following the date of this prospectus, are deemed beneficially owned by such person.

Name of Selling Stockholder(1)	Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares to be Sold	Common Stock Beneficially Owned Prior to Offering	Common Stock Beneficially Owned After Offering	Percentage Ownership After Offering
Jeffrey Gerken	789,598	789,598	789,598	0	0%
Brian Gerken	239,273	239,273	239,273	0	0%
Helmuth Arens	59,819	59,819	59,819	0	0%
Danial Congel	59,819	59,819	59,819	0	0%
Joseph Molinaro	23,927	23,297	23,297	0	0%
John Albeck	23,927	23,927	23,297	0	0%

(1) The address for each Selling Stockholder is 1907 N US 301, Suite 120, Tampa, FL 33619.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares being offered under this prospectus on any stock exchange, market or trading facility on which Shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when disposing of the Shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•                  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•                  firm commitment underwritten transactions;

•                  a combination of any of these methods of sale; and

•                  any other method permitted pursuant to applicable law

The Shares may also be sold under Rule 144 under the Securities Act, if available for a Selling Stockholder, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholders may pledge their Shares to their respective brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Stockholders and any other persons participating in the sale or distribution of the Shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the Shares.

If any of the Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Stockholders will sell all or any portion of the Shares offered under this prospectus

We have agreed to pay all fees and expenses we incur incident to the registration of the Shares being offered under this prospectus. However, the Selling Stockholders and purchaser are responsible for paying any discounts, commissions and similar selling expenses it incurs.

We and the Selling Stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

We have agreed to keep the registration statement of which this prospectus forms a part effective at all times for a period of four (4) years.  The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DESCRIPTION OF OUR COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, or certificate of incorporation, and Restated Bylaws, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 70,000,000 shares of common stock, $0.10 par value per share, and 2,000,000 shares of preferred stock, $1.00 par value per share. As of December 20, 2019, we had 40,580,990 shares of common stock outstanding, and 5,995,900 shares of common stock, issuable upon the exercise of stock options outstanding at a weighted average exercise price of $3.94 per share, 409,736 shares of restricted stock units issuable upon vesting, and an aggregate of 1,911,755 additional shares of common stock reserved for issuance under our 2016 Omnibus Equity Incentive Plan.

The following summary of the rights of our common stock is not complete and is qualified in its entirety by reference to our Restated Certificate of Incorporation and Restated Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Voting Rights

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders.  Holders of our common stock are not entitled to cumulate their votes.

Dividends and Liquidation

Subject to limitations under applicable law and preferences that may apply to any outstanding shares of our preferred stock, holders of the common stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available therefor.  In the event of the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for any preferred stock having preference over the common stock.  Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Rights and Preferences

The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.

Certificate of Incorporation and Bylaw Provisions

See “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company Inc.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Delaware Takeover Statute

We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•                  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•                  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaw Provisions

Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Iteris to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control. In particular, our certificate of incorporation and bylaws provide for the following:

Special Meetings of Stockholders. Special meetings of our stockholders may be called only by the chairman of the board of directors, our president, a majority of the members of the board of directors, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at the special meeting.

Advance Notice Requirement.  Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals and nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.

Amendment of Bylaws and Certificate of Incorporation. The approval of not less than 66 2/3% of the outstanding shares of our capital stock entitled to vote is required to amend provisions of our bylaws discussed above under “Advance Notice Requirement”. This provisions could make it more difficult to circumvent the anti-takeover provisions of our certificate of incorporation and our bylaws.

Issuance of Undesignated Preferred Stock. Our board of directors is authorized to issue, without further action by the stockholders, up to 2,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. We currently have 100,000 shares of preferred stock designated as Series A Junior Participating Preferred Stock. As of the date of this prospectus, we did not have any shares of preferred stock outstanding. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Limitation of Liability and Indemnification of Officers and Directors

As permitted by Section 102 of the DGCL, we have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•                  any breach of the director’s duty of loyalty to us or our stockholders;

•                  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                  pursuant to Section 174 of the General Corporation Law of the State of Delaware; or

•                  any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the DGCL, our bylaws provide that:

•                  we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;

•                  we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•                  the rights provided in our bylaws are not exclusive.

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. We have also purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

LEGAL MATTERS

Loeb & Loeb LLP, Los Angeles, California, will issue an opinion about certain legal matters with respect to the offered securities.

EXPERTS

The consolidated financial statements as of March 31, 2019 and 2018, and for the years ended March 31, 2019 and 2018 incorporated by reference in this Prospectus, and the effectiveness of Iteris Inc. and subsidiary’s internal control over financial reporting for the year ended March 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

a)             Our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the Commission on June 6, 2019;

b)             Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed with the Commission on August 8, 2019;

c)              Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019, filed with the Commission on November 7, 2019;

d)             Our Current Report on Form 8-K dated June 13, 2019, filed with the Commission on June 13, 2019;

e)              Our Current Report on Form 8-K dated June 10, 2019, filed with the Commission on June 14, 2019;

f)               Our Current Report on Form 8-K dated July 2, 2019, filed with the Commission on July 9, 2019;

g)              Our Current Report on Form 8-K dated August 26, 2019, filed with the Commission on August 28, 2019;

h)             Our Current Report on Form 8-K/A dated July 2, 2019, filed with the Commission on September 10, 2019;

i)                 Our Current Report on Form 8-K dated September 12, 2019, filed with the Commission on September 18, 2019;

j)                Our Current Report on Form 8-K dated December 3, 2019, filed with the Commission on December 4, 2019;

k)             Our Current Report on Form 8-K dated December 6, 2019, filed with the Commission on December 10, 2019;

l)                 Our definitive Schedule 14A Proxy Statement filed on July 29, 2019;

m)         Our definitive additional Schedule 14A proxy soliciting materials filed on each of August 14, 2019, August 21, 2019, August 21, 2019, August 28, 2019, September 3, 2019 and September 3, 2019; and

n)             The description of our common stock, par value $0.10 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-08762) filed with the Commission on February 5, 2016, including any amendment or report filed for the purpose of updating such description.

These documents may also be accessed on our website at www.Iteris.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus or the registration statement of which it forms a part, including exhibits to these documents by writing or telephoning us at the following address:

Iteris, Inc.

1700 Carnegie Avenue, Suite 100
Santa Ana, CA 92705

Attention: Corporate Secretary

(949) 270-9400

1,196,363 Shares of Common Stock

PROSPECTUS

, 2019

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                                         Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Iteris, Inc. in connection with the sale of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Amount to be Paid
Securities and Exchange Commission registration fee	$795.07
Printing and engraving expenses	4,500.00
Legal fees and expenses	7,500.00
Accounting fees and expenses	10,000.00

Total	$22,795.07

ITEM 15.                                         Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, or DGCL, we have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•                  any breach of the director’s duty of loyalty to us or our stockholders;

•                  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                  pursuant to Section 174 of the General Corporation Law of the State of Delaware; or

•                  any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the DGCL, our bylaws provide that:

•                  we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;

•                  we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•                  the rights provided in our bylaws are not exclusive.

Our certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

See also the undertakings set out in response to Item 17.

ITEM 16.                                         Exhibits.

The attached Exhibit Index is incorporated herein by reference.

ITEM 17.                                         Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

2.1(1)	Stock Purchase Agreement dated June 10, 2019 by and among Iteris, Inc., Albeck Gerken, Inc. and the stockholders parties thereto

3.1(2)	Restated Certificate of Incorporation of Iteris, Inc.

3.2(3)	Restated Bylaws, as amended of Iteris, Inc.

4.1(4)	Form of Common Stock Certificate

5.1	Opinion of Loeb & Loeb LLP

10.1(5)	Form of Retention Bonus Agreements between Iteris, Inc. and each Selling Stockholder party thereto

23.1	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages hereto)

(1)	Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on June 14, 2019.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on October 15, 2018.
(3)	Incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q as filed with the SEC on August 7, 2018
(4)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-08762), as filed with the SEC on December 8, 2004.
(5)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on July 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on December 23, 2019.

ITERIS, INC.

By:	/s/ J. JOSEPH (“JOE”) BERGERA
Name: J. Joseph (Joe) Bergera
Title: Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Joseph Bergera and Douglas L. Groves, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ J. JOSEPH (“JOE”) BERGERA	President, Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2019
J. Joseph (“Joe”) Bergera

/s/ DOUGLAS L. GROVES	Sr. Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	December 23, 2019
Douglas L. Groves

/s/ LAURA L. SIEGAL	Director	December 23, 2019
Laura L. Siegal

/s/ KEVIN C. DALY, PH.D.	Director	December 23, 2019
Kevin C. Daly, Ph.D.

/s/ GERARD M. MOONEY	Director	December 23, 2019
Gerard M. Mooney

/s/ THOMAS L. THOMAS	Director	December 23, 2019
Thomas L. Thomas

/s/ SCOTT E. DEETER	Director	December 23, 2019
Scott E. Deeter